Exhibit 99.1

For Immediate Release
NASDAQ Stock Market:	MCBC

Macatawa Bank Corporation Reports
Third Quarter 2018 Results

HOLLAND, Mich. (October 25, 2018) – Macatawa Bank Corporation (NASDAQ: MCBC) today announced its results for the third quarter of 2018, reflecting continued strong financial performance.

•	Net income of $6.9 million in third quarter 2018 versus $4.9 million in third quarter 2017 – up 41%
•	Growth in net interest income primary driver of earnings improvement – up 15% from third quarter 2017
•	Loan portfolio balances and bond financing to businesses up by $98.7 million (8%), from September 30, 2017
•	Core deposit balances up by $111.6 million (7%), from September 30, 2017
•	Asset quality metrics remained strong

Macatawa reported net income of $6.9 million, or $0.20 per diluted share, in the third quarter 2018 compared to $4.9 million, or $0.14 per diluted share, in the third quarter 2017.  For the first nine months of 2018, Macatawa reported net income of $19.3 million, or $0.57 per diluted share, compared to $14.1 million, or $0.42 per diluted share, for the same period in 2017.  Macatawa’s 2018 earnings were positively impacted by continued earning asset growth, net interest margin improvement and a lower corporate federal income tax rate, due to tax reform enacted at the end of 2017.

"Operating trends noted in the first half of the year continued and strengthened into the third quarter of 2018,” said Ronald L. Haan, President and CEO of the Company.  “Revenue growth, primarily higher net interest income, along with a reduction in the federal corporate income tax rate and continued expense management resulted in a 41 percent increase in net income compared to the third quarter of 2017.  Growth in our balances of loans and bond financing to businesses, along with increases in market interest rates have positively affected our net interest income.  While net interest income grew by 15 percent, our core operating expenses, excluding problem asset costs, increased by less than 5 percent and have been on a decreasing trend throughout 2018.”

Mr. Haan concluded:  "We remain committed to providing excellent financial services while operating a well-disciplined company that delivers strong and consistent financial performance for our shareholders.  These results demonstrate that Macatawa Bank Corporation remains well-positioned for continued growth and success as we finish out 2018 and move into 2019.”

Macatawa Bank Corporation 3Q Results / page 2 of 5

Operating Results
Net interest income for the third quarter 2018 totaled $15.2 million, an increase of $509,000 from the second quarter 2018 and an increase of $2.0 million from the third quarter 2017.  Net interest margin was 3.37 percent, and was unchanged from the second quarter 2018, and up 16 basis points from the third quarter 2017.

Average interest earning assets for the third quarter 2018 increased $42.7 million from the second quarter 2018 and were up $147.6 million from the third quarter 2017.  This growth along with increases in yields on interest earning assets, primarily commercial loan yields, were the main contributors to the improvement in net interest income.

Non-interest income increased $31,000 in the third quarter 2018 compared to the second quarter 2018 and increased $199,000 from the third quarter 2017.  The increase from third quarter 2017 was due primarily to a net loss of $176,000 recognized in the third quarter 2017 on the sale of property in southwest Grand Rapids (Metro Village).  Gains on sales of mortgage loans continued its downward trend as overall mortgage volume was down in recent quarters, due primarily to increased market rates as well as shortage of housing inventory.  The Bank has also continued to experience a shift in more origination volume being held in portfolio as customers choose adjustable rate mortgage loans versus longer term fixed rate products.  The Bank holds adjustable rate mortgages in its porffolio and sells long-term fixed rate mortgages into the secondary market in order to appropriately manage the Bank’s interest rate risk.  For the nine month period ended September 30, 2018, gains on sales were down 50 percent compared to the same period in 2017 as volumes were higher in the early part of 2017.  Other categories of non-interest income were relatively consistent from quarter to quarter.

Non-interest expense was $11.2 million for the third quarter 2018, compared to $11.3 million for the second quarter 2018 and $10.8 million for the third quarter 2017.  The largest component of non-interest expense was salaries and benefit expenses.  Salaries and benefit expenses were down $29,000 compared to the second quarter 2018 and were up $149,000 compared to the third quarter 2017.  The increase compared to the third quarter 2017 was due to annual performance-related increases in salaries, partially offset by lower variable based compensation from mortgage production volume.

Nonperforming asset expenses increased $25,000 compared to the second quarter 2018 and increased $185,000 compared to the third quarter 2017.  The third quarter 2017 total was unusually low due to net gains on sales of foreclosed properties of $190,000, while net losses were incurred on sales in the third quarter 2018 and second quarter 2018.  Additionally, there were no writedowns on other real estate in the third quarter 2018 compared to $11,000 in second quarter 2018 and no writedowns in third quarter 2017.  Other categories of non-interest expense were relatively consistent compared to the second quarter 2018 and the third quarter 2017.

On December 22, 2017, “H.R.1”, formerly known as the “Tax Cuts and Jobs Act”, was signed into law.  This new tax law, among other items, reduced the Company’s federal corporate tax rate from 35 percent to 21 percent effective January 1, 2018. Since the enactment took place in December 2017, the Company revalued downward its net deferred tax assets in its reporting periods ended December 31, 2017 resulting in a $2.5 million increase to federal income tax expense in the fourth quarter 2017.

Macatawa Bank Corporation 3Q Results / page 3 of 5

Federal income tax expense was $1.6 million for the third quarter 2018 compared to $1.4 million for the second quarter 2018 and $2.2 million for the third quarter 2017.  The effective tax rate was 18.6 percent for the third quarter 2018, compared to 17.6 percent for the second quarter 2018 and 30.7 percent for the third quarter 2017.  The effective tax rate in the 2018 periods reflect the impact of the lower federal corporate tax rates from the enactment of the Tax Cuts and Jobs Act at the end of 2017.

Asset Quality
As a result of the consistent improvements in nonperforming loans and past due loans over the past several quarters, the continued low historical loan loss ratios, and net loan recoveries experienced in the third quarter 2018, no provision for loan losses was recorded in the third quarter 2018.  Net loan recoveries for the third quarter 2018 were $108,000, compared to second quarter 2018 net loan recoveries of $320,000 and third quarter 2017 net loan recoveries of $214,000.  The Company has experienced net loan recoveries in each of the past fifteen quarters. Total loans past due on payments by 30 days or more amounted to $492,000 at September 30, 2018, down 6 percent from $525,000 at June 30, 2018 and down 44 percent from $872,000 at September 30, 2017.  Delinquency as a percentage of total loans was 0.04 percent at September 30, 2018.

The allowance for loan losses of $16.8 million was 1.25 percent of total loans at September 30, 2018, compared to 1.26 percent of total loans at June 30, 2018, and 1.30 percent at September 30, 2017.  The coverage ratio of allowance for loan losses to nonperforming loans continued to be strong and significantly exceeded 1-to-1 coverage at 137-to-1 as of September 30, 2018.

At September 30, 2018, the Company's nonperforming loans had declined to $123,000, representing 0.01 percent of total loans.  This compares to $125,000 (0.01 percent of total loans) at June 30, 2018 and $521,000 (0.04 percent of total loans) at September 30, 2017.  Other real estate owned and repossessed assets were $3.5 million at September 30, 2018, compared to $3.9 million at June 30, 2018 and $6.7 million at September 30, 2017. Total nonperforming assets, including other real estate owned and nonperforming loans, have decreased by $3.6 million, or 50 percent, from September 30, 2017 to September 30, 2018.

A break-down of non-performing loans is shown in the table below.

Dollars in 000s	Sept 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sept 30, 2017

Commercial Real Estate	$121	$121	$121	$385	$440
Commercial and Industrial	---	2	201	4	4
Total Commercial Loans	121	123	322	389	444
Residential Mortgage Loans	2	2	2	2	58
Consumer Loans	---	---	---	4	19
Total Non-Performing Loans	$123	$125	$324	$395	$521

Macatawa Bank Corporation 3Q Results / page 4 of 5

Total non-performing assets were $3.6 million, or 0.19 percent of total assets, at September 30, 2018.  A break-down of non-performing assets is shown in the table below.

Dollars in 000s	Sept 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sept 30, 2017

Non-Performing Loans	$123	$125	$324	$395	$521
Other Repossessed Assets	---	---	---	11	---
Other Real Estate Owned	3,465	3,872	5,223	5,767	6,661
Total Non-Performing Assets	$3,588	$3,997	$5,547	$6,173	$7,182

Balance Sheet, Liquidity and Capital
Total assets were $1.92 billion at September 30, 2018, an increase of $46.7 million from $1.87 billion at June 30, 2018 and an increase of $116.2 million from $1.80 billion at September 30, 2017.  Total loans were $1.34 billion at September 30, 2018, an increase of $17.0 million from $1.33 billion at June 30, 2018 and an increase of $84.6 million from $1.26 billion at September 30, 2017.

Commercial loans increased by $71.4 million from September 30, 2017 to September 30, 2018, along with an increase of $15.3 million in our residential mortgage portfolio, partially offset by a decrease of $2.1 million in our consumer loan portfolio.  Commercial real estate loans increased by $22.6 million while commercial and industrial loans increased by $48.9 million during the same period.

The composition of the commercial loan portfolio is shown in the table below:

Dollars in 000s	Sept 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sept 30, 2017

Construction and Development	$93,794	$85,193	$81,948	$92,241	$84,659
Other Commercial Real Estate	459,146	461,808	447,922	449,694	445,703
Commercial Loans Secured by Real Estate	552,940	547,001	529,870	541,935	530,362
Commercial and Industrial	467,703	458,468	477,088	465,208	418,838
Total Commercial Loans	$1,020,643	$1,005,469	$1,006,958	$1,007,143	$949,200

Bond financing to commercial customers increased by $14.1 million from September 30, 2017 to September 30, 2018.  This financing combined with the loan portfolio led to a total growth rate of 8 percent from September 30, 2017 to September 30, 2018.

Total deposits were $1.62 billion at September 30, 2018, up $37.3 million from $1.58 billion at June 30, 2018 and were up $111.6 million, or 7 percent, from $1.51 billion at September 30, 2017.  Demand deposits, money market deposits and certificates of deposit were all up in the third quarter 2018 compared to June 30, 2018 and September 30, 2017, while savings accounts were down in the third quarter 2018 compared to June 30, 2018 and were up compared to September 30, 2017.  The Bank continues to be successful at attracting and retaining core deposit customers, lessening its reliance on wholesale funding sources.  Customer deposit accounts remain insured to the highest levels available under FDIC deposit insurance.

Macatawa Bank Corporation 3Q Results / page 5 of 5

The Bank's risk-based regulatory capital ratios were higher at September 30, 2018 compared to June 30, 2018 and September 30, 2017 due to earnings growth, and continue to be at levels comfortably above those required to be categorized as “well capitalized” under applicable regulatory capital guidelines.  As such, the Bank was categorized as "well capitalized" at September 30, 2018.

About Macatawa Bank
Headquartered in Holland, Mich., Macatawa Bank offers a full range of banking, retail and commercial lending, wealth management and ecommerce services to individuals, businesses and governmental entities from a network of 26 full-service branches located throughout communities in Kent, Ottawa and northern Allegan counties.  The bank is recognized for its local management team and decision making, along with providing customers excellent service, a rewarding experience and superior financial products. Macatawa Bank has been recognized for the past eight consecutive years as one of “West Michigan’s 101 Best and Brightest Companies to Work For”. For more information, visit www.macatawabank.com.

CAUTIONARY STATEMENT:  This press release contains forward-looking statements that are based on management's current beliefs, expectations, assumptions, estimates, plans and intentions.  Forward-looking statements are identifiable by words or phrases such as “anticipates,” "believe," "expect," "may," "should," "will," ”intend,” "continue," "improving," "additional," "focus," "forward," "future," "efforts," "strategy," "momentum," "positioned," and other similar words or phrases.  Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  These statements include, among others, statements related to trends in our key operating metrics and financial performance, future levels of earnings and profitability, future levels of earning assets, future asset quality, future growth, and future net interest margin.  All statements with references to future time periods are forward-looking.  Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including deferred tax assets) and other real estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Our ability to sell other real estate owned at its carrying value or at all, reduce non-performing asset expenses, utilize our deferred tax asset, reduce future tax liabilities, successfully implement new programs and initiatives, increase efficiencies, maintain our current level of deposits and other sources of funding, maintain liquidity, respond to declines in collateral values and credit quality, improve profitability, and produce consistent core earnings is not entirely within our control and is not assured.  The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Macatawa Bank Corporation, specifically, are also inherently uncertain.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2017.  These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)
(Dollars in thousands except per share information)

	Quarterly			Nine Months Ended September 30
EARNINGS SUMMARY	3rd Qtr 2018	2nd Qtr 2018	3rd Qtr 2017	2018	2017
Total interest income	$17,687	$16,836	$14,626	$50,542	$42,516
Total interest expense	2,525	2,183	1,488	6,544	4,090
Net interest income	15,162	14,653	13,138	43,998	38,426
Provision for loan losses	-	(300)	(350)	(400)	(1,350)
Net interest income after provision for loan losses	15,162	14,953	13,488	44,398	39,776

NON-INTEREST INCOME
Deposit service charges	1,132	1,060	1,172	3,242	3,342
Net gains on mortgage loans	270	222	369	633	1,273
Trust fees	889	945	801	2,759	2,412
Other	2,208	2,241	1,958	6,464	5,982
Total non-interest income	4,499	4,468	4,300	13,098	13,009

NON-INTEREST EXPENSE
Salaries and benefits	6,360	6,389	6,211	18,942	18,363
Occupancy	939	973	922	2,984	2,939
Furniture and equipment	760	773	797	2,338	2,278
FDIC assessment	127	132	134	391	404
Problem asset costs, including losses and (gains)	108	83	(77)	652	(140)
Other	2,945	2,909	2,769	8,625	8,590
Total non-interest expense	11,239	11,259	10,756	33,932	32,434
Income before income tax	8,422	8,162	7,032	23,564	20,351
Income tax expense	1,570	1,434	2,157	4,228	6,253
Net income	$6,852	$6,728	$4,875	$19,336	$14,098

Basic earnings per common share	$0.20	$0.20	$0.14	$0.57	$0.42
Diluted earnings per common share	$0.20	$0.20	$0.14	$0.57	$0.42
Return on average assets	1.43%	1.44%	1.10%	1.37%	1.08%
Return on average equity	15.12%	15.23%	11.34%	14.54%	11.17%
Net interest margin (fully taxable equivalent)	3.37%	3.37%	3.21%	3.36%	3.24%
Efficiency ratio	57.16%	58.88%	61.68%	59.43%	63.06%

BALANCE SHEET DATA Assets	September 30 2018	June 30 2018	September 30 2017
Cash and due from banks	$30,837	$37,105	$28,318
Federal funds sold and other short-term investments	152,339	107,416	131,571
Debt securities available for sale	218,615	218,770	214,182
Debt securities held to maturity	71,688	79,569	61,927
Federal Home Loan Bank Stock	11,558	11,558	11,558
Loans held for sale	-	61	2,199
Total loans	1,344,683	1,327,686	1,260,037
Less allowance for loan loss	16,803	16,695	16,434
Net loans	1,327,880	1,310,991	1,243,603
Premises and equipment, net	45,631	45,907	46,822
Bank-owned life insurance	40,996	40,744	40,042
Other real estate owned	3,465	3,872	6,661
Other assets	16,264	16,548	16,163

Total Assets	$1,919,273	$1,872,541	$1,803,046

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$500,680	$496,605	$497,310
Interest-bearing deposits	1,117,063	1,083,856	1,008,868
Total deposits	1,617,743	1,580,461	1,506,178
Other borrowed funds	70,000	65,667	72,118
Long-term debt	41,238	41,238	41,238
Other liabilities	6,316	5,461	10,048
Total Liabilities	1,735,297	1,692,827	1,629,582

Shareholders' equity	183,976	179,714	173,464

Total Liabilities and Shareholders' Equity	$1,919,273	$1,872,541	$1,803,046

MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands except per share information)

	Quarterly					Year to Date
	3rd Qtr 2018	2nd Qtr 2018	1st Qtr 2018	4th Qtr 2017	3rd Qtr 2017	2018	2017
EARNINGS SUMMARY
Net interest income	$15,162	$14,653	$14,182	$13,517	$13,138	$43,998	$38,426
Provision for loan losses	-	(300)	(100)	-	(350)	(400)	(1,350)
Total non-interest income	4,499	4,468	4,132	4,410	4,300	13,098	13,009
Total non-interest expense	11,239	11,259	11,434	11,253	10,756	33,932	32,434
Federal income tax expense	1,570	1,434	1,225	4,480	2,157	4,228	6,253
Net income	$6,852	$6,728	$5,755	$2,194	$4,875	$19,336	$14,098

Basic earnings per common share	$0.20	$0.20	$0.17	$0.06	$0.14	$0.57	$0.42
Diluted earnings per common share	$0.20	$0.20	$0.17	$0.06	$0.14	$0.57	$0.42

MARKET DATA
Book value per common share	$5.41	$5.28	$5.16	$5.10	$5.11	$5.41	$5.11
Tangible book value per common share	$5.41	$5.28	$5.16	$5.10	$5.11	$5.41	$5.11
Market value per common share	$11.71	$12.14	$10.27	$10.00	$10.26	$11.71	$10.26
Average basic common shares	34,014,319	34,016,679	34,010,396	33,958,992	33,942,248	34,013,813	33,942,318
Average diluted common shares	34,014,319	34,016,679	34,011,592	33,965,344	33,947,269	34,014,209	33,948,419
Period end common shares	34,014,319	34,014,319	34,017,525	33,972,977	33,941,953	34,014,319	33,941,953

PERFORMANCE RATIOS
Return on average assets	1.43%	1.44%	1.25%	0.49%	1.10%	1.37%	1.08%
Return on average equity	15.12%	15.23%	13.24%	5.03%	11.34%	14.54%	11.17%
Net interest margin (fully taxable equivalent)	3.37%	3.37%	3.34%	3.25%	3.21%	3.36%	3.24%
Efficiency ratio	57.16%	58.88%	62.43%	62.77%	61.68%	59.43%	63.06%
Full-time equivalent employees (period end)	332	339	332	340	343	332	343

ASSET QUALITY
Gross charge-offs	$30	$30	$97	$45	$55	$156	$221
Net charge-offs/(recoveries)	$(108)	$(320)	$(175)	$(166)	$(214)	$(603)	$(822)
Net charge-offs to average loans (annualized)	-0.03%	-0.10%	-0.05%	-0.05%	-0.07%	-0.06%	-0.09%
Nonperforming loans	$123	$125	$324	$395	$521	$123	$521
Other real estate and repossessed assets	$3,465	$3,872	$5,223	$5,778	$6,661	$3,465	$6,661
Nonperforming loans to total loans	0.01%	0.01%	0.02%	0.03%	0.04%	0.01%	0.04%
Nonperforming assets to total assets	0.19%	0.21%	0.30%	0.33%	0.40%	0.19%	0.40%
Allowance for loan losses	$16,803	$16,695	$16,675	$16,600	$16,434	$16,803	$16,434
Allowance for loan losses to total loans	1.25%	1.26%	1.26%	1.26%	1.30%	1.25%	1.30%
Allowance for loan losses to nonperforming loans	13660.98%	13356.00%	5146.60%	4202.53%	3154.32%	13660.98%	3154.32%

CAPITAL
Average equity to average assets	9.47%	9.44%	9.42%	9.68%	9.69%	9.44%	9.69%
Common equity tier 1 to risk weighted assets (Consolidated)	12.13%	11.83%	11.67%	11.31%	11.70%	12.13%	11.70%
Tier 1 capital to average assets (Consolidated)	11.90%	11.91%	11.83%	11.88%	12.04%	11.90%	12.04%
Total capital to risk-weighted assets (Consolidated)	15.79%	15.49%	15.36%	14.99%	15.50%	15.79%	15.50%
Common equity tier 1 to risk weighted assets (Bank)	14.28%	14.01%	13.87%	13.54%	13.99%	14.28%	13.99%
Tier 1 capital to average assets (Bank)	11.56%	11.58%	11.50%	11.56%	11.72%	11.56%	11.72%
Total capital to risk-weighted assets (Bank)	15.36%	15.09%	14.96%	14.62%	15.10%	15.36%	15.10%
Tangible common equity to assets	9.59%	9.60%	9.42%	9.15%	9.63%	9.59%	9.63%

END OF PERIOD BALANCES
Total portfolio loans	$1,344,683	$1,327,686	$1,325,545	$1,320,309	$1,260,037	$1,344,683	$1,260,037
Earning assets	1,804,672	1,751,167	1,751,315	1,767,752	1,680,458	1,804,672	1,680,458
Total assets	1,919,273	1,872,541	1,863,780	1,890,232	1,803,046	1,919,273	1,803,046
Deposits	1,617,743	1,580,461	1,560,872	1,579,010	1,506,178	1,617,743	1,506,178
Total shareholders' equity	183,976	179,714	175,376	172,986	173,464	183,976	173,464

AVERAGE BALANCES
Total portfolio loans	$1,325,268	$1,327,408	$1,314,838	$1,285,688	$1,252,075	$1,322,543	$1,258,940
Earning assets	1,799,600	1,756,909	1,730,576	1,681,297	1,652,028	1,762,614	1,609,143
Total assets	1,915,655	1,872,559	1,845,911	1,802,386	1,775,302	1,878,297	1,735,425
Deposits	1,614,151	1,575,408	1,537,376	1,497,213	1,481,539	1,575,926	1,433,277
Total shareholders' equity	181,329	176,749	173,913	174,427	171,987	177,358	168,209